UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 19, 2016, NuVasive, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of March 24, 2016, the record date of the Annual Meeting, there were 49,768,050 outstanding shares of the Company’s common stock. At the Annual Meeting, a quorum of 46,190,828 shares of the Company’s common stock were represented in person or by proxy. The Company’s stockholders elected three Class III directors and approved each of the other proposed voting matters (the “Proposals”) listed below. Each Proposal is described in detail in the Company’s definitive proxy statement for the Annual Meeting that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 6, 2016. The final votes on the Proposals presented at the Annual Meeting are as follows:

Proposal 1

Each of Robert F. Friel, Donald J. Rosenberg and Daniel J. Wolterman was elected as a Class III director to hold office until the 2019 Annual Meeting of Stockholders and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal, by the following vote:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert F. Friel	41,547,041	1,293,318	112,076	3,238,393
Donald J. Rosenberg	41,986,321	851,315	114,799	3,238,393
Daniel J. Wolterman	41,796,538	1,043,821	112,076	3,238,393

Proposal 2

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved by the Company’s stockholders by the following vote:

Votes For	Votes Against	Abstentions
45,635,762	440,921	114,145

Proposal 3

Approval, on a non-binding advisory basis, by the Company’s stockholders of the compensation of the Company’s named executed officers for the fiscal year ended December 31, 2015, as disclosed in the Company’s proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, passed by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,333,938	20,091,267	527,231	3,238,392

No other items were presented for stockholder approval at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: May 20, 2016	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, Strategy, Corporate Development and General Counsel